EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements of Southwest Bancorporation of Texas, Inc. and Subsidiaries on Form S-8 (File Nos. 333-21619, 333-27891, 333-33533, 333-55685 and 333-76269) of our
reports, dated February 11, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

     We hereby consent to the incorporation by reference in the registration statements of Southwest Bancorporation of Texas, Inc. and Subsidiaries on Form S-3 (File Nos. 333-47995 and 333-80603) of our reports dated February 11, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                                     PricewaterhouseCoopers LLP

Houston, Texas
March 2, 2000